CONSENT OF AUDITORS

                        Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 11 to Registration Statement (No. 33-75988) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent
Auditors" in the statement of additional information.

                           /s/ KPMG Peat Marwick LLP
Hartford, Connecticut
April 20, 1998